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                                  EXCHANGE BANCSHARES, INC.

                                      LUCKEY,  OHIO

                                 CONSOLIDATED BALANCE SHEETS
___________________________________________________________________________________________

                                                                (Dollars in thousands)
                                                                    December 31,
                                                                  1996            1995
                                                                  ____            ____
Cash and cash equivalents
 Cash and amounts due from depository institutions             $  2,440        $  2,197
 Federal funds sold                                               2,254           3,895
                                                               ________        ________
  Total cash and cash equivalents                                 4,694           6,092
Investment securities
 Securities held-to-maturity                                      3,184           3,703
 Securities available-for-sale                                   17,533          16,745
Loans, net                                                       40,963          37,856
Accrued interest receivable                                         646             588
Premises and equipment, net                                         892             913
Investment required by law-
    stock in Federal Reserve Bank, at cost                          131             131
Deferred income taxes                                                22               7
Other assets                                                        141             105
                                                               ________        ________
  TOTAL ASSETS                                                 $ 68,206        $ 66,140

LIABILITIES
Deposits                                                       $ 60,158        $ 58,511
Accrued interest payable                                            152             126
Other liabilities                                                    79              74
                                                               ________        ________
  TOTAL LIABILITIES                                              60,389          58,711

SHAREHOLDERS' EQUITY
Preferred stock of $25.00 par value; 750 shares
    authorized; 0 shares issued                                       0               0
Common stock of $5.00 par value; 750,000 shares
 authorized; 475,747 shares issued                                2,379           2,265
Additional paid-in capital                                        3,050           2,801
Retained earnings                                                 2,459           2,282
Treasury stock at cost, 8,395 and 898 shares                       (131)            (13)
Unrealized gain on securities available-for-sale,
    net of applicable deferred income taxes                          60              94
                                                               ________        ________
     TOTAL SHAREHOLDERS' EQUITY                                   7,817           7,429
                                                               ________        ________
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $ 68,206        $ 66,140
                                                               ________        ________

See accompanying notes.
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
                                       EXCHANGE BANCSHARES, INC.

                                            LUCKEY, OHIO

                                  CONSOLIDATED STATEMENTS OF INCOME
_____________________________________________________________________________________________________________

                                                         (Dollars in thousands except per share data)
                                                                 Years ended December 31,
                                                             1996            1995            1994
                                                             ____            ____            ____
INTEREST INCOME
Interest and fees on loans                                  $3,756          $3,505          $3,171
Interest on taxable investment securities                    1,189           1,187           1,302
Interest on tax free investment securities                      64              63              63
Dividends on investment securities                               9               8               8
Interest on federal funds sold                                 193             192             129
                                                            ______          ______          ______
 TOTAL INTEREST INCOME                                       5,211           4,955           4,673

INTEREST EXPENSE
Interest on interest-bearing checking accounts                 287             293             293
Interest on passbook accounts                                  421             463             569
Interest on certificates of deposits                         1,466           1,282           1,030
                                                            ______          ______          ______
 TOTAL INTEREST EXPENSE                                      2,174           2,038           1,892

 NET INTEREST INCOME                                         3,037           2,917           2,781
Provision for loan losses                                       75             120              80
                                                            ______          ______          ______
 NET INTEREST INCOME AFTER PROVISION
          FOR LOAN LOSSES                                    2,962           2,797           2,701

OTHER INCOME
Service charges                                                221             224             213
Gain (loss) from sales of investment securities, net             0             (38)             34
Other                                                           95              53              60
                                                            ______          ______          ______
 TOTAL OTHER INCOME                                            316             239             307

OTHER EXPENSES
Salaries and employee benefits                               1,070           1.011             991
Net occupancy and equipment                                    284             274             282
Other operating expenses                                       834             870             902
                                                            ______          ______          ______
 TOTAL OTHER EXPENSES                                        2,197           2,155           2,175

 INCOME BEFORE FEDERAL INCOME TAX EXPENSE                    1,081             881             833
Federal income tax expense                                     334             269             253
                                                            ______          ______          ______
     NET INCOME                                             $  747          $  612          $  580
                                                            ______          ______          ______
PER SHARE DATA:
Net income                                                  $ 1.59          $ 1.28          $ 1.22
                                                            ______          ______          ______

See accompanying notes.
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                                             EXCHANGE BANCSHARES, INC.

                                                   LUCKEY, OHIO
                           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
___________________________________________________________________________________________________________________________________

                                               (Dollars in thousands)
                                                                                                          Unrealized
                                                                                                          Gain (Loss)     Total
                                                            Additional                                   On Securitis     Share-
                                       Common Stock           Paid-In        Retained       Treasury       Available      holders'
                                    Shares       Amount       Capital        Earnings        Stock         For Sale       Equity
                                    ______       _____        _______        ________        _____         ________       ______
Balances at 12/31/93                409,640      $2,048        $2,315         $2,132         $   0          $    0        $6,495

Net income                                                                       580                                         580
Cash dividend declared
    ($.39 per share)                                                            (186)                                       (186)
Sale of common stock                  1,328           7            18                                                         25
5% stock dividend declare            20,548         103          (103)                                                         0
Purchase of 3,530 shares
    of treasury stock                                                                          (57)                          (57)
Sale of 3,050 shares of
    treasury stock                                                                              49                            49
Adopt SFAS No. 115 to record
    net unrealized gain on
    securities available for sale                                                                              227           227
Change in unrealized
    gain (loss) on securities
    available-for-sale                                                                                        (559)         (559)
Transfer                                                          333           (333)                                          0
                                    _______      ______        ______         ______         _____          ______        ______
Balance at 12/31/94                 431,516       2,158         2,563          2,193            (8)           (332)        6,574

Net income                                                                       612                                         612
Cash dividends declared
    ($.37 per share)                                                            (178)                                       (178)
5% stock dividend declared           21,576         107           238           (345)                                          0
Purchase of 342 shares of
    treasury stock                                                                              (5)                           (5)
Change in unrealized
    gain (loss) on securities
    available-for-sale                                                                                         426           426
                                    _______      ______        ______         ______         _____          ______        ______
Balance of 12/31/95                 453,092       2,265         2,801          2,282           (13)             94         7,429

Net income                                                                       747                                         747
Cash dividends declared
    ($.45 per share)                                                            (207)                                       (207)
5% stock dividend declared           22,655         114           249           (363)                                          0
Purchase of 7,372 shares of
    treasury stock                                                                            (118)                         (118)
Change in unrealized
    gain (loss) on securities
    available-for-sale                                                                                         (34)          (34)
                                    _______      ______        ______         ______         _____          ______        ______
Balances at 12/31/96                475,747      $2,379        $3,050         $2,459         $(131)         $   60        $7,817


See accompanying notes.
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                                          EXCHANGE BANCSHARES, INC.

                                               LUCKEY, OHIO

                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
_____________________________________________________________________________________________________________

                                                                      (Dollars in thousands)
                                                                     Years ending December 31,
                                                                   1996        1995        1994
                                                                   ____        ____        ____
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                         $  747      $  612      $  580
Adjustments to reconcile net income to net cash
 provided by operating activities:
     Premium amortization net of discount accretion                   134         124         158
     Provision for loan losses                                         75         120          80
     (Gain) loss from sale of foreclosed assets                         0           4          (2)
     (Gain) loss from sales of investment securities, net               0          38         (34)
     Gain on sales of equipment                                        (1)          0         (10)
     Depreciation                                                     131         126         125
     Deferred income taxes                                              2          (2)          4
     Changes in operating assets and liabilities:
       (Increase) decrease in accrued interest receivable             (58)         25         (70)
       (Increase) decrease in other assets                            (36)        (27)        (30)
       Increase (decrease) in accrued interest payable                 26           9         (16)
       Increase (decrease) in other liabilities                         5         118         (33)
                                                                   ______      ______      ______
NET CASH PROVIDED BY OPERATING ACTIVITIES                           1,025       1,147         752

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of held-to-maturity securities                             (100)          0      (2,004)
Proceeds from maturities of held-to-maturity securities               605         253         759
Purchases of available-for-sale securities                         (9,360)     (3,624)     (4,616)
Proceeds from sales of available-for-sale securities                    0       4,066       4,049
Proceeds from maturities of available-for-sale securities           8,400       2,000       3,500
Net increase in loans                                              (3,182)     (1,393)     (1,174)
Purchases of premises and equipment                                  (110)        (21)        (52)
Proceeds from sale of equipment                                         1           5          14
Proceeds from sale of foreclosed assets                                 0          22          25
                                                                   ______      ______      ______
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                (3,746)      1,308         501

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in deposits                                 1,648         326      (2,587)
Payments on long term debt                                              0           0         (77)
Purchase of treasury stock                                           (118)         (5)        (57)
Proceeds from sale of common stock                                      0           0          25
Proceeds from sale of treasury stock                                    0           0          49
Dividends paid                                                       (207)       (178)       (186)
                                                                   ______      ______      ______
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                 1,323         143      (2,833)
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                  (1,398)      2,598      (1,580)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                      6,092       3,494       5,074
                                                                   ______      ______      ______
CASH AND CASH EQUIVALENTS AT END OF YEAR                           $4,694      $6,092      $3,494
                                                                   ______      ______      ______

See accompanying notes.
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